UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement

On November 12, 2025, Jaguar Health, Inc. (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC (“Lender”), pursuant to which the Company issued and sold to the Lender a secured promissory note in the original principal amount of $10,810,000 (the “Note”) (the “Note Financing”). The Note carries an original issue discount of $800,000 and the Company agreed to pay $10,000 to Lender to cover its legal fees, accounting costs, due diligence, monitoring and other transaction costs, both of which were included in the original principal balance of this Note. On the Closing Date, Lender paid $2,000,000 to the Company and $8,000,000 was deposited into an account (the “Deposit Account”) at Lakeside Bank owned by the Company’s newly formed wholly-owned subsidiary, JAGX Holdings, LLC, a Utah limited liability company (“JAGX Sub”), to be held pursuant to a Deposit Account Control Agreement entered into among JAGX Sub, Lender, and Lakeside Bank (the “DACA”).

Interest under the Note accrues at a rate of 8.00% per annum. The unpaid amount of the Note, any interest, fees, charges and late fees are due 36 months following the date of issuance. The Company may prepay all or any portion of the outstanding balance of the Note after the date of issuance.

Each time the Company or any of its subsidiaries effect, enter into, commit to, or permit any IP Transaction (as defined in the Note), the Company will be required to make a mandatory prepayment on the Note in an amount equal to the lesser of (a) the amount of the outstanding balance due under the Note as of the date of the applicable IP Transaction and (b) 25.00% of the Upfront Licensing Fees (as defined in the Note) received in the applicable IP Transaction.

Beginning on the 12-month anniversary of the date of issuance of the Note, Lender will have the right to redeem up to $600,000 plus accrued interest (such amount, the “Redemption Amount”) per calendar month. The applicable Redemption Amount will be due and payable in cash within two trading days of the Company’s receipt of a redemption notice from the Lender.

The Company’s obligations under the Note and the other transaction documents are secured by the DACA, a guaranty from JAGX Sub (the “Guaranty”) and a pledge (the “Pledge Agreement”) by the Company of all membership interests in JAGX Sub.

Pursuant to the Purchase Agreement and the DACA, the Company is not permitted to withdraw amount deposited in the Deposit Account unless they are in excess of the Collateral Requirement (as defined in the Purchase Agreement). The Collateral Requirement starts at $8,000,000 but decreases by (i) $1.00 for every $2.50 of Unsecured Outstanding Obligations (as defined in the Purchase Agreement) that are repaid by the Company to Lender or any its affiliates (as applicable), until the Collateral Requirement has been reduced to $4,000,000.00, and (ii) thereafter $1.00 for every $2.00 of Unsecured Outstanding Obligations so repaid. Once the balance of the Deposit Account is $500,000.00 or less, the Collateral Requirement shall automatically terminate. If there are funds on deposit in the Deposit Account more than $100,000 in excess of the Collateral Requirement, the Company may request Lender to instruct Lakeside Bank to disburse all of such excess funds in the Deposit Account as the Company may request in accordance with the terms of the DACA.

At any time following the occurrence of a Major Trigger Event or Minor Trigger Event (each as defined in the Note), the Lender may, upon prior written notice to the Company, increase the outstanding balance of the Note by 15% for each occurrence of any Major Trigger Event and 5% for each occurrence of any Minor Trigger Event (the “Trigger Effect”), provided that the Trigger Effect may only be applied three times with respect to Major Trigger Events and three times with respect to Minor Trigger Events.

If the Company fails to cure a Trigger Event within five trading days following the date of transmission of a written demand notice by the Lender, the Trigger Event will automatically become an Event of Default (as defined in the Note). Following the occurrence of any Event of Default, the Lender may, upon written notice to the Company, (i) accelerate the Note, with the outstanding balance of the Note following application of the Trigger Effect (the “Mandatory Default Amount”) becoming immediately due and payable in cash; provided, however, that upon the occurrence of certain types of the Trigger Events as specified in the Note, an Event of Default will be deemed to have occurred and the outstanding balance as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender for the Trigger Event to become an Event of Default, and (ii) cause interest on the outstanding balance of the Note beginning on the date the applicable Event of Default occurred to accrue at an interest rate equal to the lesser of 18% per annum simple interest or the maximum rate permitted under applicable law. In connection with the acceleration aforementioned, Lender need not provide any presentment, demand, protest, or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies under the Note and all other remedies available to it under applicable law.

Pursuant to the terms of the Purchase Agreement, until all of the Company’s obligations under the Note and all other transaction documents are paid and performed in full, or within the timeframes otherwise specifically set forth therein, the Company agreed to comply with certain covenants, including but not limited to the following: (i) the Company agreed not to make any Restricted Issuances (as defined in the Purchase Agreement and described below) without the Lender’s prior written consent, which consent may be granted or withheld in the Lender’s sole and absolute discretion, (ii) Company will not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Company: (a) from entering into a variable rate transaction with Lender or any affiliate of Lender, or (b) from issuing common stock, preferred stock, warrants, convertible notes, other debt securities, or any other Company securities to Lender or any affiliate of Lender, (iii) none of Company, Napo Pharmaceuticals, Inc., a Delaware corporation and subsidiary of the Company (“Napo”), or JAGX Sub will grant any security interest, lien, pledge or other encumbrance (other than nonconsensual security interests, liens, pledges or other encumbrances arising by operation of law) in any of its assets (including, without limitation, any equity interest in JAGX Sub) without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole and absolute discretion; (iv) neither Company nor JAGX Sub will sell, transfer, or issue any equity or grant any rights to any equity interest or voting rights in JAGX Sub without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole and absolute discretion; and (v) Company will not allow JAGX Sub to issue or incur any debt or conduct any business operations without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole and absolute discretion.

As defined in the Purchase Agreement, the term “Restricted Issuance” means the issuance, incurrence or guaranty of any debt obligations (including any merchant cash advance, account receivable factoring or other similar agreement) other than trade payables in the ordinary course of business, or the issuance of any securities that: (1) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the shares of the Company’s common stock; (2) are or may become convertible into the Company’s common stock (including without limitation convertible debt, warrants or convertible preferred shares), with a conversion price that varies with the market price of the Company’s common stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition; (3) have a fixed conversion price, exercise price or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security (A) due to a change in the market price of Company’s common stock since the date of the initial issuance, or (B) upon the occurrence of specified or contingent events directly or indirectly related to the business of Company (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or such security contains a fixed conversion price with a provision to increase the outstanding balance upon a breach or default; or (4) are issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. For the avoidance of doubt, none of the following will be considered Restricted Issuances: (i) current or future “at the market” facilities; and (ii) direct offerings of common stock or warrants provided that such offerings do not contain any variable pricing terms.

Pursuant to the Purchase Agreement, the use of proceeds from the Note Financing shall be at the Company’s sole discretion, including but not limited to, repayment of all or part of the outstanding balances of those certain 6% convertible promissory notes issued by Company on June 24, 2025 (the “Bridge Notes”) pursuant to that certain Note Exchange and Warrant Purchase Agreement, dated as of June 24, 2025, by and between Company and the buyers named therein.

The foregoing description of the Note, the Purchase Agreement, the DACA, the Guaranty and the Pledge Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, the Purchase Agreement, the Guaranty and the Pledge Agreement, copies of which are filed as Exhibits 4.1, 10.1, 10.2, 10.3, and 10.4 to this report, respectively, and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

4.1	Secured Promissory Note dated November 12, 2025

10.1	Note Purchase Agreement dated November 12, 2025

10.2	Deposit Account Control Agreement dated November 12, 2025

10.3	Guaranty dated November 12, 2025

10.4	Pledge Agreement dated November 12, 2025

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
Name:	Lisa A. Conte
Title:	President and Chief Executive Officer

Date: November 14, 2025